ASSET PURCHASE AGREEMENT

THIS AGREEMENT is made effective this 16 day of June, 2006.

BETWEEN:

TWO HILLS ENVIRONMENTAL INC., a corporation pursuant

 to the laws of the Province of Alberta, at 2440, 10303 Jasper Ave.,

 Edmonton, Alberta, T5J 3N6

(hereinafter the "Purchaser")

OFTHE FIRST PART

-and-

SOUTH BEND POWERS LTD., (SPL) a company incorporated

pursuant to the laws of the Province of Alberta, at 112, 80

Chippewa Road, Sherwood Park, AS T8A 4W6

(hereinafter "Vendor")

OF THE SECOND PART

WHEREAS:

A.

The Vendors own Assets;

B.

The Vendors desire to sell the Assets, and

C.

The Vendors have agreed to sell and the Purchaser has agreed to purchase the Assets for Shares upon the following terms and conditions.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and mutual agreements and covenants herein contained, the patties hereby covenant and agree as follows:

ARTICLE 1

INTREPRETATION

1.1

Interpretation

In this Agreement:

(a)

the inclusion of headings and a table of contents are for convenience of reference only and are not to be considered or taken into account in construing the provisions of this Agreement or to in any way qualify, modify or explain the effect of any such provisions;

(b)

references to an Article, Section or Schedules are references to an Article, Section or Schedule, as the case may be, in this Agreement;

(c)

words importing the singular shall include the plural and vice versa and words importing a particular gender shall include all genders;

(d)

references to a statute includes the regulations and any other subordinate legislation made pursuant to that statute and includes any amendment, consolidation, reenactment, substitution or replacement of all or any part of such statute, regulation or other subordinate legislation;

(e)

all monetary amounts are expressed in Canadian currency; and

(f)

where a term is defined in this Agreement, a derivative of that term shall have a corresponding meaning unless the context otherwise requires.

ART1CLE 2

PURCHASE AND SALE

2.1

Agreement of Purchase and Sale

Subject to the terms and conditions hereafter set forth, the Vendor hereby agrees to sell, assign, transfer and convey its entire right, title and interest in the Assets to the Purchaser and the Purchaser agrees to purchase the Assets from the Vendor, for the Purchase Price and payable in accordance with Section 2.3.

2.2

Goods and Services Tax

If applicable, the parties agree that they will make a joint election pursuant to subsection 167(1) of the Excise Tax Act (Canada) in prescribed form,

2.3

Payment of Purchase Price

As consideration for the Purchase Price, the Purchaser shall cause the transfer by Capital Reserve Canada Ltd. (“CRC”) of 13,200,000 restricted Class A common shares (“Shares) of CRC as full and ‘final payment of the Purchase Price.

ARTICLE 3

CONDITIONS OF CLOSING

3.1

Vendor’s Conditions

The Vendor’s obligations to complete the transactions contemplated by this Agreement are subject to satisfaction or waiver of the following conditions on or by the Closing Date or such earlier date as may be specified below:

(a)

the board of directors of the Vendor shall have authorized the execution and delivery of this Agreement and the transactions contemplated herein.

(b)

the representations and warranties of the Purchaser set forth in Section 6.3 shall be true and correct at the Closing Date, with the same force and effect as if made at and as of such time;

(c)

the Purchaser shall have paid the Purchase Price, as contemplated in Section 2.\ hereof;

(d)

The Vendor to obtain prior to closing a salt lease for property adjoining section 27,55,12, W4, and provided that, if any term, covenant or condition of the Purchaser to be performed or complied with prior to the Closing Date shall not have been performed or complied with prior to the Closing Date, the Vendor shall either: (i) rescind this Agreement by notice in writing to Purchaser and the Vendor shall thereupon be released from all obligations hereunder and, unless the term, covenant or condition for which the Vendor has rescinded this Agreement was reasonably capable of being performed or complied with by the Purchaser, the Purchaser shall also be released from all obligations hereunder; or (ii) waive compliance of any such term, covenant or condition in whole or in part, without prejudice to any of its rights of rescission in the event of non-performance of any other term, covenant or condition in whole or in part.

3.2

Purchaser’s Conditions

The Purchaser’s obligation to complete the transactions contemplated under this Agreement is subject to the satisfaction or waiver of the following conditions on or by the Closing Date or such earlier date as may be specified below:

(a)

the Purchaser, in its sole discretion, is satisfied on the Closing Date with its due diligence review with respect to the Assets;

(b)

the board of directors of the Purchaser shall have authorized and approved the execution and delivery of this Agreement and the transactions contemplated herein on or by the Closing Date;

(c)

the representations and warranties of the Vendor set forth in Section 6.1 shall be true and correct at the Closing Date with the same force and effect as if made at and as of such time;

(d)

the Vendor shall have performed or complied with all of the terms, covenants, deliverables and conditions of this Agreement to be performed or complied by it at or prior to the Closing Date;

(e)

the Purchaser shall have been provided with releases and no interest letters from all parties holding any security which may be found to exist on or prior to the Closing Date affecting the Assets;

(f)

the Purchaser entering into employment agreements, satisfactory to the Purchaser, with both Steve Hoof and Fergus Ismond in a reasonable time after the Closing Date;

(g)

the Vendor shall have received all applicable third party consents to the assignment of the Assets; and

(h)

there shall be no claims or proceedings threatened or pending involving the Vendor in connection with the Vendor or the Assets which claims or proceedings in the aggregate would, in the opinion of the Purchaser, have a material adverse effect on the Assets; provided that, if any term, covenant or condition of the Vendor to be performed or complied with prior to the Closing Date shall not have been performed or complied with prior to the Closing Date, the Purchaser shall, at its sole option, either: (i) rescind this Agreement by notice in writing to the Vendor and the Purchaser shall thereupon be released from all obligations hereunder and, unless the term, covenant or condition for which the Purchaser has rescinded this Agreement was reasonably capable of being performed or complied with by the Vendor, the Vendor shall also be released from all obligations hereunder; or (ii) waive compliance of any such term, covenant or condition in whole or in part, without prejudice to any of its rights of rescission in the event of non-performance of any other term, covenant or condition in whole or in part.

ARTICLE4

CLOSING

4.1

Place of Closing

Closing shall take place at the offices of the Purchaser’s counsel on the Closing Date or at such other place as the parties hereto might agree.

4.2

Closing Date of Transfer

The transfer and assignment of the Assets from the Vendor to the Purchaser and the issuance of the Shares from the Purchaser to the Vendor shall be effective as of the Closing Date being on or before July 5, 2006.

4.3

Vendor’s Deliveries at Closing

At Closing, the Vendor shall deliver the following to the Purchaser:

(a)

all releases and no interest letters from all parties holding security interests in the Assets;

(b)

any necessary assignment agreements, licenses, transfers, permits, third party consents or any other deliverables required pursuant to this Agreement and such further documentation required by the Purchaser in order to operate the Assets as an ongoing concern;

(c)

a certificate of an officer of the Vendor that the representations and warranties found in Section 6.1 of this Agreement are true and correct at Closing, that all of Vendor’s conditions precedent have been satisfied or waived, that the covenants to be performed by the Vendor have been duly performed and that there has been no material change to the Assets between the execution of this Agreement and the Closing Date;

(d)

a certified copy of a resolution of the board of directors of the Vendor authorizing the execution and delivery of this Agreement and the completion of the sale of the Assets to the Purchaser in accordance with the provisions of this Agreement; and

(e)

such other documents as may be specifically required hereunder or as may be reasonably requested by the Purchaser upon reasonable notice to the Vendor.

4.4

Purchaser's Deliveries at Closing

At Closing, the Purchaser shall deliver the following to the Vendor:

(a)

a share certificate issuing the Shares as directed by the Vendors.

(b)

a certified copy of a resolution of the board of directors of the Purchaser authorizing and approving the execution and delivery of this Agreement and the transactions contemplated herein;

(c)

a certificate of an officer of the Purchaser certifying that the representations and warranties found in Section 6.3 of this Agreement are true and correct at Closing, that all conditions precedent have been satisfied or waived, and that the covenants to be performed by the Purchaser prior to Closing, have been duly performed; and

(d)

any and all other documents which are required to be delivered by the Purchaser to the Vendors under this is Agreement.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

5.1

Vendor's Representations and Warranties

The Vendor represents and warrants to the Purchaser that: Corporate Standing, Power and Authorization

(a)

the Vendor is a corporation duly incorporated, organized and subsisting under the laws of Alberta;

 (b)

the Vendor has good and sufficient power, authority and right to enter into this Agreement and to complete the transactions to be completed by them contemplated hereby;

(c)

the execution and delivery of this Agreement by the Vendor and the consummation by the Vendor of the transactions contemplated by this Agreement have been duly and validly authorized and will not violate, nor be in conflict with:

(i)

any of the articles, by-laws or governing documents of the Vendor;

(ii)

any provisions of any agreement or instrument to which the Vendor is a party or by which it is bound; or

(iii)

to the best of the Vendor's knowledge, any law applicable to the Vendor or the Assets;

(d)

this Agreement has been duly executed and delivered by the Vendor and all other documents and instruments required hereunder to be executed and delivered by the Vendor have and shall be duly executed and delivered and this Agreement does, and such documents and instruments will, constitute legal, valid and binding obligations of the Vendor enforceable against the Vendor in accordance with the respective terms of this Agreement and such documents and instruments;

(e)

no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body exercising jurisdiction over the Assets of the Vendor is required for the due execution, delivery and performance by the Vendor of its obligations under this Agreement;

Assets of the Vendor

(f)

the Vendor is and will be on the Closing Date, the legal and beneficial owner of the Assets, with good and marketable title thereto, free and clear of all mortgages, liens, other than those outlined in Appendix "A", charges, security interests, encumbrances, equities, pre-emptive rights of purchase (such as rights of first refusal), restrictions, deemed trusts or other claims and the Vendor represents and warrants to the Purchaser that the Vendor, has not encumbered or alienated the Assets or any interest therein and the Assets are now and at the Closing Date will be free and clear of all liens, except those outlined in Appendix "A", charges, encumbrances and adverse claims;

(g)

the Assets comprise all or substantially all of the assets of the Vendor with the exception of two pressure vessels (serial # 430 and 431) and one infrared sterilizer (both of which shall remain the Vendor's property after the Closing Date) ;

(h)

there are no material claims, proceedings, actions, lawsuits, administrative proceedings or governmental investigations, other than that outlined in Appendix "8", in existence, or, to the best of the Vendor's knowledge, contemplated or threatened against or with respect to the Vendor or the Assets which might result in impairment or loss of the Assets or which might otherwise adversely affect the Assets. The Vendor is not aware of any existing basis upon which any of such claims, proceedings, actions or lawsuits might be commenced by any person;

(i)

the Vendor has not received any notices of violation or alleged violation of (i) the provisions of any material agreement or material contract in respect of the Assets, or (ii) default or violation of any legislation or regulations, other than that outlined in Appendix "8", which, in either case, would materially adversely affect the Assets; the Vendor has made available to the Purchaser all material documents, books and records and agreements within its possession and has not knowingly withheld any such documents or agreements from the Purchaser affecting the Assets, the Vendor's title to the Assets;

Books and Corporate Records

(k)

the books and records of the Vendor appropriately reflect the financial and accounting transactions pertaining to the Assets, have been maintained and will be maintained until the Closing Date in accordance with prudent business practice and disclose all material transactions relating to the Assets;

Taxes

(I)

all income, property, severance and similar taxes and assessments based on or measured by the ownership of the Assets or the receipt of proceeds there from payable by the Vendor in respect of the period prior to the Closing Date have been properly paid and discharged;

(m)

all taxes, assessments and levies which the Vendor is required by the Income Tax Act (Canada) and the regulations thereto to withhold or collect to the date hereof from any amount paid or credited by it to or for the account or benefit of any third party, including, without limitation, any of the Vendor's employees, officers, directors and shareholders and any non-resident person, have been duly and timely withheld and collected and paid over to the appropriate taxing or government authority or agency pursuant to the regulations to the Income Tax Act (Canada) or held by or on behalf of the Vendor for such payment;

(n)

the Vendor is not a non-resident of Canada within the meaning of Section 116 of the Income Tax Act (Canada);

(o)

the Vendor is a GST registrant and the Vendor's goods and services tax registration number is. &;

Employment

(p)

there is no lien against the Assets as a result of worker's compensation legislation and the Worker's Compensation Board does not possess, nor is entitled to a claim or lien against the Assets or any of them due to any payments not being made to the Worker's Compensation Board. To the best of the Vendor's knowledge, the Vendor has complied with the requirements of the Worker's Compensation Act (Alberta) and the Employment Standards Act (Alberta);

Real Properties

(q)

the Vendor is the registered and beneficial owner of, and has good and marketable title and fee simple to, the Real Properties, free and clear of any and all encumbrances;

(r)

there are no agreements to sell, transfer or otherwise dispose of the Real Properties or which would restrict the ability of the Vendor to transfer the Real Properties and there are no contracts or agreements allowing third parties rights of occupancy on the Real Properties and no person other than the Vendor occupies or uses any portion of the Real Properties, except as outlined in Appendix "B";

(s)

the Real Properties and the conduct of any business on the Real Properties do not violate any laws including zoning or building laws, ordinances, regulations, covenants or official plans. The Vendor has not received any notification alleging any such violations. None of the plants, buildings, structures, improvements or fixtures comprised within the Real Properties encroach upon any lands not owned by the Vendor. There are no expropriations, condemnation or similar proceedings pending or, to the best of the knowledge of the Vendor, threatened, with respect to any of the Real Properties. The Vendor has adequate rights of ingress to an egress from the Real Properties for the operation of a business in the ordinary course;

(t)

the Real Properties comply with any contracts entered into with governmental authorities, and all easements and rights of way granted to governmental authorities or other persons and the construction of all plants, buildings, structures and fixtures comprised within the Real Properties.

(u)

Deleted;

(v)

the Vendor has delivered to the Purchaser a true and complete copy of all environmental audits, evaluations, assessments or tests relating to the Assets or Real Properties;

(w)

Real properties are on an "as is" basis.

5.2

Purchaser's Representations and Warranties

The Purchaser represents and warrants to the Vendor that:

Corporate Standing, Power and Authorization

(a)

the Purchaser is a corporation duly incorporated, organized and subsisting under the laws of Alberta and has full corporate power and authority to carryon its business, to enter into this Agreement and to carry out its obligations hereunder;

(b)

the execution and delivery of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated by this Agreement have been duly and validly authorized and will not violate, nor be in conflict with:

(i)

any of the articles, by-laws or governing documents of the Purchaser;

(i i)

any provisions of any agreement or instrument to which the Purchaser is a party or by which it is bound; or

(iii)

to the best of the Purchaser's knowledge, any law applicable to the Purchaser;

(c)

this Agreement has been duly executed and delivered by the Purchaser and all other documents and instruments required hereunder to be executed and delivered by the Purchaser have and shall be duly executed and delivered by the Purchaser and this Agreement does, and such documents and instruments will, constitute legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with the respective terms of this Agreement and such documents and instruments;

(d)

the Purchaser has good and sufficient power, authority and right to enter into this Agreement and to complete the transactions to be completed by the Purchaser contemplated hereby;

(e)

the Purchaser is a GST registrant and its goods and services tax registration number is and

(f)

CRC is the sole shareholder of the Purchaser and the Purchaser shall have and ability to ensure the issuance of the Shares for the payment of Purchase Price.

ARTICLE 6

 ISSUANCE OF SHARES

6.1

Regarding the issuance of the Shares by CRC as payment of the Purchase Price, the Vendor and Purchaser agree that:

(a)

the Shares are restricted securities as that term is defined in Rule 144 under the United States Securities Act of 1933 (the "U.S. Securities Act"). As restricted securities, they may be resold only in accordance with Rule 144 or Regulation S under the U.S. Securities Act or pursuant to an effective registration statement under the U.S. Securities Act or an exemption from the U.S. Securities Act. Hedging transactions involving these securities may not be conducted unless in compliance with the U.S. Securities Act.

(b)

the Shares have not been registered with the United States Securities and Exchange Commission or the securities commission of any state. This Agreement does not constitute an offer to sell nor a solicitation of an offer to buy the securities in any jurisdiction in which such offer or solicitation would be unlawful. The Shares may not be resold or transferred except as permitted pursuant to registration under the U.S. Securities Act or an exemption from it.

(c)

the Shares have not been recommended by any federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not reviewed, confirmed or determined the accuracy or adequacy of this document.

(d)

the Vendor has been advised to consult its own legal advisers in connection with any applicable statutory hold periods and resale restrictions, both in Canada and in the United States, relating to Shares and no representation has been made by the Purchaser or CRC or its representatives respecting the applicable statutory hold period or resale restrictions;

(e)

the Vendor is solely responsible (and the Purchaser or CRC is not in any way responsible) for compliance with applicable hold periods and resale restrictions, including without limitation the filing of any documentation and, if applicable, the payment of any fees with any applicable securities regulatory authority, and the Vendor, is aware that the Vendor, may not be able to resell the Shares except in accordance with limited exceptions under applicable securities legislation and regulatory policy and the Vendor, will not sell, resell or otherwise transfer the Shares except in compliance with applicable laws; and

(f)

the Vendor, specifically agrees that the Vendor will not offer, sell, pledge or otherwise transfer the Shares except: (i) to the Purchaser or CRC; (ii) or inside the United States in a transaction, (A) made in compliance with an exemption from registration under the U.S. Securities Act provided by Rule 144 or Rule !44A there under, if available, and any applicable state securities laws of the United States or (B) in a transaction exempt from registration requirements under the U.S. Securities Act and any applicable state securities laws of the United States; we understand that the Shares will bear a legend to the foregoing effect and that prior to any transfer pursuant to the foregoing clauses (ii) and (iii), the Purchaser or CRC may require that the seller furnish the Purchaser or CRC and the applicable transfer agent with an opinion of counsel of recognized standing, in substance and form satisfactory to the Purchaser or CRC, that such transfer is exempt from registration under the U.S. Securities Act and any applicable state securities laws; the Vendor understands and acknowledges that the certificates for the Shares and any certificates issued in replacement thereof or exchange therefore, shall have endorsed thereon a legend reflecting such restrictions on transfer and the Vendor understands and acknowledges that the Purchaser or CRC is not obligated to file and has no present intention of filing with the United States Securities and Exchange Commission or with any state securities administrator or commission any registration statement in respect of resale’s of the Shares in the United States.

(g)

the Vendor acknowledges and agrees that the issuance of the Shares applicable is conditional upon, among other things:

(i)

such issuance being exempt from the prospectus filing requirements and the requirements for the delivery of an offering memorandum (as defined in any applicable Canadian securities legislation), of all applicable securities legislation relating to such sale or upon the issuance of such rulings, orders, consents or approvals as may be required to permit such issuance without the requirement of filing a prospectus or delivering an offering memorandum; and

(ii)

the Purchaser or CRC obtaining any necessary regulatory approvals.

(h)

the Vendor has not received, requested or been provided with, nor have any need to receive, a prospectus, offering memorandum (as defined in any applicable Canadian securities legislation) or similar disclosure document relating to the issuance of the Shares and/or the business and affairs of the Purchaser or CRC and that the decision to enter into this Agreement and accept the Shares as payment of the Purchase Price has not been based upon any verbal or written representation as to fact or otherwise made by or on behalf of the Purchaser or CRC or any officer, director, employee or agent of the Purchaser or CRC and that such decision is based entirely upon information set out in this Agreement and currently available public information concerning the Purchaser or CRC;

(i)

no agency, governmental authority, regulatory body, stock exchange or other entity has made any finding or determination as to the merit for investment of, nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to the Shares;

(j)

no prospectus has been filed by the Corporation with a securities commission or other securities regulatory authority in any province of Canada or any other jurisdiction in connection with the issuance of the Shares and such issuances are exempt from the prospectus requirements otherwise applicable under the provisions of Canadian securities laws and, as a result, in connection with the issuance of the Shares:

(i)

the Vendor is restricted from using most of the civil remedies available under Canadian securities laws;

(i i)

the Vendor will not receive information that would otherwise be required to be provided to them under applicable securities laws or contained in a prospectus prepared in accordance with applicable securities laws; and

(iii)

the Purchaser or CRC is relieved from certain obligations that would otherwise apply under such applicable securities laws;

(k)

the Vendor acknowledges that the Purchaser or CRC may be required to provide applicable securities regulatory authorities with a list setting forth the identities of the beneficial purchasers of the Shares and the Vendor consents to the disclosure of any such information relating to the issuance hereunder as required for the Purchaser or CRC to properly comply with all regulatory and legislative requirements.

(I)

the Vendor understands and acknowledges that: (i) none of the Shares have been or will be registered under the United States Securities Act of /933, as amended (the "U.S. Securities Act") nor any applicable state securities laws and may not be offered or sold or re-offered or resold, directly or indirectly, in the United States or to any U.S. person (as defined in Regulation Sunder the U.S. Securities Act, a "U.S. Person"), unless such securities have been registered under the U.S. Securities Act and any applicable state securities laws, or are otherwise exempt from such registration; and (ii) certificates representing the Shares shall bear a legend to such effect.

(m)

the Vendor represents and warrants to the Purchaser or CRC that (i) the Vendor is not a "U.S. person" as that term is defined in Rule 902(c) of Regulation S; (ii) at the time of execution of this agreement, the Vendor was outside the United States and no offer of the Shares was made to the Vendor within the United States; (iii) the Vendor purchased the Shares for their own account and not on behalf of any U.S. person, and the sale of the Shares has not been prearranged with any buyer in the United States; and (iv) the Vendor is not a distributor as defined in Regulation S. the Vendor will not, before the expiration of one year from the Closing (the "Restricted Period"), offer or sell the Shares to U.S. persons or for the account or benefit of U.S. persons and will offer and sell the Shares only in compliance with the provisions of Regulation S or a valid and effective registration statement covering the Shares.

(n)

the Patties agree that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, or Canadian securities laws the certificates representing the Shares and all certificates issued in exchange therefore or in substitution thereof, shall bear a legend in substantially the form set forth below:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY (A) TO THE CORPORATION; (B) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT; (C) WITHIN THE UNITED STATES IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATIONS UNDER THE U.S. SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS, AND THE SELLER HAS FURNISHED TO THE CORPORATION AN OPINION TO SUCH EFFECT FROM COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE CORPORATION PRIOR TO SUCH OFFER, SALE OR TRANSFER."

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR (4) MONTHS AND ONE (I) DAY AFTER THE LATTER OF l(i)THE DISTRIBUTION DATE]; AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN THE PROVINCE OR TERRITORY."

provided, that if the Shares are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S under the U.S. Securities Act, the seller shall provide the Purchaser or CRC with the applicable declaration;

(o)

the Vendor is acquiring the Shares for their own account and not as a nominee. The Vendor understands that the purchase of the Shares involves a high degree of risk and that the Vendor must bear the economic risk of this investment indefinitely unless sale of the Shares is registered pursuant to the U.S. Securities Act, or an exemption from registration for their sale is available. The Vendor understands that, in the view of the United States Securities and Exchange Commission, the statutory basis for the exemption claimed for this transaction would not be present if the offering of the Shares, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act.

(p)

The Vendor covenants that they will not knowingly sell, transfer or otherwise dispose of the Shares in violation of the U.S. Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the rules and regulations of the Securities and Exchange Commission. The Vendor will only offer and sell the Shares pursuant to an effective registration statement under the U.S. Securities Act or an exemption from the registration provisions of the U.S. Securities Act or outside the United States in accordance with applicable securities laws.

(q)

the Vendor has been independently advised as to, and is aware of the restrictions with respect to trading in the Shares underlying the Shares pursuant to the applicable securities laws and any applicable stock exchanges.

ARTICLE 7

FURTHER ASSURANCES

7.1

Further Assurances

The parties hereto covenant and agree to do such further acts and execute and deliver all such further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms and intent of this Agreement.

ARTICLE 8

ENTIRE AGREEMENT

8.1

Entire Agreement

This Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties with respect to the subject of this Agreement.

ARTICLE 9

 TIME OF ESSENCE

9.1

Time of Essence

Time shall be of the essence of this Agreement and this Agreement shall expire 60 days from the Date, if the exchange of shares has not happened before pursuant to this Agreement.

ARTICLE 10

TITLES

10.1

Titles

The titles to the respective sections hereof shall not be deemed a part of this Agreement but shall be regarded as having been used for convenience only.

ARTICLE 11

SEVERABILITY

11.1

Severability

If anyone or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect in any jurisdictions, the validity, legality and enforceability of such provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

ARTICLE 12

APPLICABLE LAW

12.1

Applicable Law

The situs of the Agreement is Edmonton, Alberta, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with laws prevailing in the Province of Alberta, The Parties agree to attOI11 to the jurisdiction of the Courts of the Province of Alberta.

ARTICLE 13

 ENUREMENT

13.1

Enurement

This Agreement shall enure to the benefit of and be binding upon the Patties hereto and their respective successors and permitted assigns.

ARTICLE 14

CONFIDENTIALITY

14.1

Confidentiality

The Purchaser agrees to keep this Agreement confidential and not disclose it to any other person(s).

IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

The Vendor:Southbend Power Ltd

_ “Fergus Ismond”______

_____________________________

Authorized Signatory

Witness

The Purchaser: Two Hills Environmental Inc.

_ “James Baker”______

_________________________

Authorized Signatory

Witness

APPENDIX "A"

ASSETS TO BE TRANSFERRED:

1.

147 Acres (more or less), excepting all minerals, but including all buildings, and latest Alberta Environmental reports, together with existing caveats and liens, located at: Meridian 4, Range 12, Township 55, Section 27.

(the "Land")

2.

Salt lease to 160 acres adjacent to section 27 (to be transferred).

3.

The Water pumping station at the North Saskatchewan River and Water Diversion Permit 00193287-00-00, File no 12892 will be transferred to the Purchaser.

(the "Pumping Station")

(the Land, Salt Rights and Pumping Station shall collectively be referred to as the "Real Properties")

LIENS ON THE ABOVE ASSETS

$800,000 debt to Ra-el Drilling Ltd. that comes due July 1,2008 to be assumed by the Purchaser. Purchaser has the option to convert the debt Lien to shares at any time.

$50,000 (maximum) mortgage to BDC Bank in Two Hills, Alberta to be assumed by the Purchaser. No personal guarantee will be placed by CRC or its directors.

APPENDIX "8"

Actions or Orders on the Real Property

Dumping Action Violation Notice from Alberta Environment which has since been corrected,

Leases on the Real Property

Purchaser shall accept Genoil as tenant pursuant to Lease Agreement disclosed to the Purchaser. Lease paid up until April 1, 2007. After this date, lease payments go to the Purchaser.

AMENDMENT DATED JULY 5TH, 2006

TO

THE ASSET PURCHASE AGREEMENT DATED JUNE 16TH, 2006

BETWEEN:

TWO HILLS ENVIRONMENTAL INC., a corporation pursuant

to the laws of the Province of Alberta, at 2440, 10303 Jasper Ave.,

Edmonton, Alberta. T5J 3N6

(hereinafter the "Purchaser")

OF THE FIRST PART

-and-

SOUTHBEND POWERS Ltd., (SPL) a company incorporated pursuant to the laws of the Province of Alberta. at 112, 80 Chippewa Road,

Sherwood Park, AB T8A 4W6

(hereinafter "Vendor")

OF THE SECOND PART

WHEREAS Article 4.2 of the Asset Purchase Agreement anticipated a closing date on or before July 5th, 2006.

NOW THEREFORE both parties agree to extend the date to: on or before July 28th, 2006.

IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

The Vendor: Southbend Power Ltd.

__”Fergus Ismond”_________

_____________________

Authorized Signatory

Witness

The Purchaser: Two Hills Environmental Inc.

__”James Baker”____________

______________________

Authorized Signatory

Witness